AMSC Reports Fourth Quarter and Fiscal 2016 Financial Results and Provides Business Outlook
Company to host conference call today at 10:00 am ET

Devens, MA – May 25, 2017 – AMSC (NASDAQ: AMSC), a global solutions provider serving wind and power grid industry leaders, today reported financial results for its fourth quarter and full year fiscal 2016 ended March 31, 2017.

Revenues for the fourth quarter of fiscal 2016 were $16.2 million, compared with $27.5 million for the same period of fiscal 2015. The year-over-year decrease was largely due to lower Wind segment revenues, primarily due to lower than expected shipments of electric control systems to Inox during the fourth quarter of fiscal 2016.

AMSC’s net loss for the fourth quarter of fiscal 2016 increased to $6.9 million, or $0.50 per share, from $3.4 million, or $0.25 per share, for the same period of fiscal 2015. The Company’s non-GAAP net loss for the fourth quarter of fiscal 2016 was $7.1 million, or $0.51 per share, which increased compared with a non-GAAP net loss of $3.8 million or $0.28 per share, in the same period of fiscal 2015. Please refer to the financial table below for a reconciliation of GAAP to non-GAAP results.

Revenues for the full fiscal year 2016 were $75.2 million as compared to $96.0 million in fiscal year 2015. AMSC reported a net loss for fiscal 2016 of $27.4 million, or $1.98 per share, compared to a net loss of $23.1 million, or $1.76 per share in fiscal 2015. The Company's non-GAAP net loss for full year fiscal 2016 was $27.0 million, or $1.95 per share, compared with a non-GAAP net loss of $26.2 million, or $1.99 per share, for fiscal 2015.

Cash, cash equivalents and restricted cash at March 31, 2017 totaled $27.7 million, compared with $26.0 million at December 31, 2016.

“Our grid business grew this year for the second year in a row. We have been able to make progress in our grid business. We grew D-VAR revenues year to year. We are diversifying our product lineup by introducing a new offering for our grid business. We announced the fourth and fifth cities that are publicly working on a deployment study for our resilient electric grid solution. We are preparing for anticipated insertion of our ship protection systems into the U.S. Navy's surface fleet with a services contract from the U.S. Navy, while continuing to make progress on our second ship protection solution for the U.S. Navy.” said Daniel P. McGahn,

President and Chief Executive Officer of AMSC. “We believe we will continue to further diversify our business with additional orders in fiscal 2017.”

Business Outlook
For the first quarter ending June 30, 2017, AMSC currently expects that its revenues will be in the range of $8 million to $9 million, taking into account anticipated seasonally lower ECS shipments to Inox as well as the temporary demand dislocation previously discussed in our preliminary fourth quarter financial results announced on April 26, 2017. The Company’s net loss for the first quarter of fiscal 2017 is expected to be less than $18.0 million, or $1.05 per share. The Company’s expected net loss in the first quarter of fiscal 2017 includes approximately $2.0 million in restructuring charges associated with the actions announced on April 4, 2017. The Company's non-GAAP net loss (as defined below) is expected to be less than $17.5 million, or $1.02 per share. Excluding the proceeds from the recent equity offering, the Company expects a cash burn of $7 million to $8 million in the first quarter of fiscal 2017.

Conference Call Reminder
In conjunction with this announcement, AMSC management will participate in a conference call with investors beginning at 10:00 a.m. Eastern Time today to discuss the Company’s financial results and business outlook. Those who wish to listen to the live or archived conference call webcast should visit the “Investors” section of the Company’s website at http://www.amsc.com/investors. The live call also can be accessed by dialing 800-905-0392 and using conference ID 8247681.

About AMSC (NASDAQ: AMSC)
AMSC generates the ideas, technologies and solutions that meet the world’s demand for smarter, cleaner … better energy™. Through its Windtec™ Solutions, AMSC provides wind turbine electronic controls and systems, designs and engineering services that reduce the cost of wind energy. Through its Gridtec™ Solutions, AMSC provides the engineering planning services and advanced grid systems that optimize network reliability, efficiency and performance. The Company’s solutions are now powering gigawatts of renewable energy globally and are enhancing the performance and reliability of power networks in more than a dozen countries. Founded in 1987, AMSC is headquartered near Boston, Massachusetts with operations in Asia, Australia, Europe and North America. For more information, please visit www.amsc.com.

AMSC, Windtec, Gridtec, and Smarter, Cleaner … Better Energy are trademarks or registered trademarks of American Superconductor Corporation. All other brand names, product names, trademarks or service marks belong to their respective holders.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Any statements in this release about our anticipated insertion of our ship protection systems into the U.S. Navy's surface fleet, our belief that we will continue to further diversify our business with additional orders in fiscal

AMSC Reports Q4FY16 Results	Page 3

2017, our anticipated financial results for the quarter ending June 30, 2017, our anticipated cash burn during the quarter ending June 30, 2017 and other statements containing the words "believes," "anticipates," "plans," "expects," "will" and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements represent management's current expectations and are inherently uncertain. There are a number of important factors that could materially impact the value of our common stock or cause actual results to differ materially from those indicated by such forward-looking statements. These important factors include, but are not limited to: A significant portion of our revenues are derived from a single customer, Inox; We have a history of operating losses and negative operating cash flows, which may continue in the future and require us to secure additional financing in the future; Our operating results may fluctuate significantly from quarter to quarter and may fall below expectations in any particular fiscal quarter; Our financial condition may have an adverse effect on our customer and supplier relationships; Our success in addressing the wind energy market is dependent on the manufacturers that license our designs; Our success is dependent upon attracting and retaining qualified personnel and our inability to do so could significantly damage our business and prospects; We rely upon third-party suppliers for the components and sub-assemblies of many of our Wind and Grid products, making us vulnerable to supply shortages and price fluctuations; Failure to successfully execute any move of our Devens, Massachusetts manufacturing facility or achieve expected savings following any move could adversely impact our financial performance; We may not realize all of the sales expected from our backlog of orders and contracts; Our success depends upon the commercial use of high temperature superconductor products, which is currently limited, and a widespread commercial market for our products may not develop; Growth of the wind energy market depends largely on the availability and size of government subsidies, economic incentives and legislative programs designed to support the growth of wind energy; We have operations in and depend on sales in emerging markets, including India, and global conditions could negatively affect our operating results or limit our ability to expand our operations outside of these markets; We face risks related to our intellectual property; We face risks related to our legal proceedings; and the important factors discussed under the caption "Risk Factors" in Part 1. Item 1A of our Form 10-K for the fiscal year ended March 31, 2017, and our other reports filed with the SEC. These important factors, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. Any such forward-looking statements represent management's estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMSC Reports Q4FY16 Results	Page 4

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended March 31,		Twelve months ended March 31,
	2017	2016	2017	2016
Revenues
Wind	$10,447	$19,907	$47,269	$68,883
Grid	5,748	7,618	27,926	27,140
Revenues	16,195	27,525	75,195	96,023

Cost of revenues	13,360	18,284	64,352	74,041

Gross profit	2,835	9,241	10,843	21,982

Operating expenses:
Research and development	3,736	3,379	12,540	12,303
Selling, general and administrative	6,048	7,530	25,688	28,861
Restructuring and impairments	—	—	—	779
Amortization of acquisition related intangibles	39	39	157	157
Total operating expenses	9,823	10,948	38,385	42,100

Operating loss	(6,988)	(1,707)	(27,542)	(20,118)

Change in fair value of derivatives and warrants	636	(637)	1,304	(228)
Gain on sale of minority interests	—	581	325	3,092
Interest expense, net	(52)	(196)	(383)	(1,037)
Other income (expense), net	(415)	(1,268)	65	(2,457)

Loss before income tax expense	(6,819)	(3,227)	(26,231)	(20,748)

Income tax expense	106	135	1,142	2,391

Net loss	$(6,925)	$(3,362)	$(27,373)	$(23,139)

Net loss per common share
Basic	$(0.50)	$(0.25)	$(1.98)	$(1.76)
Diluted	$(0.50)	$(0.25)	$(1.98)	$(1.76)

Weighted average number of common shares outstanding
Basic	13,981	13,559	13,804	13,178
Diluted	13,981	13,559	13,804	13,178

AMSC Reports Q4FY16 Results	Page 5

CONSOLIDATED BALANCE SHEET
(In thousands, except per share data)

	March 31, 2017	March 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$26,784	$39,330
Accounts receivable, net	7,956	19,264
Inventory	17,462	18,512
Prepaid expenses and other current assets	2,703	5,778
Restricted cash	795	457
Total current assets	55,700	83,341

Property, plant and equipment, net	43,438	49,778
Intangibles, net	301	854
Restricted cash	165	934
Deferred tax assets	407	96
Other assets	233	315

Total assets	$100,244	$135,318

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	14,490	23,156
Note payable, current portion, net of discount of $19 as of March 31, 2017 and $42 as of March 31, 2016	1,481	2,624
Derivative liabilities	1,923	3,227
Deferred revenue	14,323	12,000
Total current liabilities	32,217	41,007

Note payable, net of discount of $133 as of March 31, 2016	—	1,367
Deferred revenue	7,631	9,269
Deferred tax liabilities	125	63
Other liabilities	45	63
Total liabilities	40,018	51,769

Stockholders' equity:
Common stock, $0.01 par value, 75,000,000 shares authorized; 14,713,839 and 14,107,126 shares issued at March 31, 2017 and 2016, respectively	147	141
Additional paid-in capital	1,017,510	1,011,813
Treasury stock, at cost, 97,529 and 51,506 shares at March 31, 2017 and 2016, respectively	(1,371)	(881)
Accumulated other comprehensive (loss) income	(503)	660
Accumulated deficit	(955,557)	(928,184)
Total stockholders' equity	60,226	83,549

Total liabilities and stockholders' equity	$100,244	$135,318

AMSC Reports Q4FY16 Results	Page 6

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Twelve months ended March 31,
	2017	2016
Cash flows from operating activities:

Net loss	$(27,373)	$(23,139)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	7,519	7,972
Stock-based compensation expense	2,892	3,248
Impairment of minority interest investments	—	746
Provision for excess and obsolete inventory	1,615	2,713
Write-off prepaid taxes	—	289
Gain on sale from minority interest investments	(325)	(3,092)
Loss from minority interest investments	—	356
Change in fair value of derivatives and warrants	(1,304)	228
Non-cash interest expense	156	359
Other non-cash items	(940)	1,462
Changes in operating asset and liability accounts:
Accounts receivable	11,143	(9,318)
Inventory	(815)	(782)
Prepaid expenses and other current assets	2,729	5,608
Accounts payable and accrued expenses	(7,938)	1,543
Deferred revenue	1,426	7,248
Net cash used in operating activities	(11,215)	(4,559)

Cash flows from investing activities:
Net cash provided by investing activities	192	4,873

Cash flows from financing activities:
Net cash (used in) provided by financing activities	(1,130)	18,202

Effect of exchange rate changes on cash and cash equivalents	(393)	324

Net (decrease)/increase in cash and cash equivalents	(12,546)	18,840
Cash and cash equivalents at beginning of year	39,330	20,490
Cash and cash equivalents at end of year	$26,784	$39,330

AMSC Reports Q4FY16 Results	Page 7

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)
(In thousands, except per share data)

	Three Months Ended March 31,		Twelve months ended March 31,
	2017	2016	2017	2016
Net loss	$(6,925)	$(3,362)	$(27,373)	$(23,139)
Gain on sale of interest in minority investments, net of tax effect	—	(565)	(325)	(2,919)
Stock-based compensation	626	706	2,892	3,248
Amortization of acquisition-related intangibles	39	39	157	157
Restructuring and impairment charges	—	—	—	779
Consumption of zero cost-basis inventory	(254)	(1,348)	(1,373)	(4,960)
Change in fair value of derivatives and warrants	(636)	637	(1,304)	228
Non-cash interest expense	28	$69	156	359
Tax effect of adjustments	41	—	220	—
Non-GAAP net loss	$(7,081)	$(3,824)	$(26,950)	$(26,247)

Non-GAAP net loss per share	$(0.51)	$(0.28)	$(1.95)	$(1.99)
Weighted average shares outstanding - basic and diluted	13,981	13,559	13,804	13,178

Reconciliation of Forecast GAAP Net Loss to Non-GAAP Net Loss
(In millions, except per share data)

Three months ending
June 30, 2017
Net loss	$(18.0)
Stock-based compensation	0.7
Consumption of zero-cost inventory	(0.2)
Non-GAAP net loss	$(17.5)
Non-GAAP net loss per share	$(1.02)
Shares outstanding	17.1

Note: Non-GAAP net loss is defined by the Company as net loss before stock-based compensation; non-cash restructuring and impairment charges; amortization of acquisition-related intangibles; consumption of zero cost-basis inventory; non-cash interest expense; change in fair value of derivatives and warrants; and other unusual charges, net of any tax effects related to these items. The Company believes non-GAAP net loss assists management and investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding these non-cash, non-recurring or other charges that it does not believe are indicative of its core operating performance. The Company also regards non-GAAP net loss as a useful measure of operating performance to complement operating loss, net loss and other GAAP financial performance measures. In addition, the Company uses non-GAAP net loss as a factor in evaluating management’s performance when determining incentive compensation and to evaluate the effectiveness of its business strategies.
Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures included in this release, however, should be considered in addition to, and not as a substitute for or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of non-GAAP to GAAP net loss is set forth in the table above.

AMSC Contact:
Brion D. Tanous
AMSC Investor Relations

AMSC Reports Q4FY16 Results	Page 8

Phone: 424-634-8592
Email: Brion.Tanous@amsc.com